UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KraneShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

A video message with the following script is expected to be used by KraneShares Trust to solicit votes in connection with its joint special meeting of shareholders.

“So, if you’ve been getting phone calls and emails from KraneShares or one of our proxy solicitors asking you to vote in our proxy, you’re probably wondering what is a proxy vote. Proxy voting is something that happens both in ETFs and in public securities, and it’s not actually something we choose to do. It’s actually part of federal securities law. So, historically, the reason for a proxy vote would be that if you go back 100 years, that the share ownership of companies was actually a very small group. If you imagine the 1% this was a fraction of people owned securities, and actually they were very involved in the management of the company. So whenever the company had some material change to the way that they were running the company, they would ask shareholders to vote, and shareholders would attend a meeting, and they would all vote on these big issues. Now, fast forward to 2026, and we know that there’s a huge share ownership. Everybody has their own trading accounts. Everyone has IRAs and 401k’s that were invested in public markets. So the audience now is huge. So it’s very archaic federal securities law. So when a public company or an ETF, in this case, has to make a change. We often trigger the need for one of these votes. So, you can imagine it might be frustrating for some of you guys getting lots of phone calls and lots of emails. It’s frustrating for us to have to go through this process of asking our great clients who have invested in our funds to go through this process. The good news is, believe it or not, this is very easy to do. It takes about two minutes to do the vote, so please do pick up that call, answer that email, because the process takes less than two minutes, and then it goes away, and we can go about our business. In our case, what is the material issue that we’re asking you to vote on? It’s actually pretty innocuous. It was triggered because at a corporate level we’ve had a change of share ownership in our firm. Absolutely nothing below that has changed. The same executives, the same management team, everybody in the room has not changed. Strategies haven’t changed, and in fact, anything to do with the day-to-day running of this business has not changed because of the technicality of the change of ownership. We need to go out and ask your permission. In fact, federal law requires that more than 50% of you vote to renew the investment management agreement. So we hope you vote. We hope that makes some good sense. And please know we wouldn’t be bothering you if it wasn’t U.S. federal securities law. So thank you very much for being investors in our ETFs.”